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                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors and Financial Statements" in the Statement of Additional Information and to the use of our reports (1) dated January 28, 2004, with respect to the consolidated financial statements of Thrivent Financial for Lutherans, and (2) dated March 19, 2004, with respect to the financial statements of Thrivent Variable Annuity Account I in Post-Effective Amendment No. 2 to the Registration Statement on Form N-4 under the Securities Act of 1933 and related Prospectus of Thrivent Variable Annuity Account I.

/s/ ERNST & YOUNG LLP

Minneapolis, Minnesota
April 19, 2004